Exhibit 10.46

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO MAKER.

SECURED CONVERTIBLE PROMISSORY NOTE

$[ ]	Date: May 17, 2019

For Value Received, Noble Link Global Limited, a British Virgin Islands entity (the “Maker”), promises to pay to the order of [ ] or his, her or its assigns (“Holder”), upon the terms set forth below, the principal sum of [ ] plus interest thereon. This Note is one of a series of Notes sold in connection with a Convertible Note Purchase Agreement entered into by the Maker, Holder, and other purchasers of Notes, dated as of May 17, 2019 (the “Note Purchase Agreement”). Holder acknowledges that if the closing of the transactions contemplated by that certain Agreement and Plan of Merger by and among Black Ridge Acquisition Corp. (“Black Ridge”), Black Ridge Merger Sub Corp. (“Merger Sub”), AEM, Maker, Ourgame International Holdings Ltd. (“Ourgame”) and Primo Vital Ltd. (as amended or supplemented from time to time, the “Merger Agreement” and such transaction, the “SPAC Transaction”) occurs and this Note remains outstanding thereafter, Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.) (“AEM”) will become the successor of Maker under this Note and thereafter the obligations of Maker hereunder shall become the obligations of AEM.

1.       Purchase Terms. The purchase price of this Note shall be payable on the date hereof.

2.       Interest. Interest on the principal amount of this Note shall accrue from the date hereof until payment in full at an annual rate equal to 12% (the “Interest Rate”). Upon an Event of Default (as defined in Section 5(a) hereof), the interest rate shall increase to an annual rate of 15% (the “Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed. No payments of interest shall be due until the first to occur of (i) the Maturity Date (as defined in Section 3 below), or (ii) at such time as Maker prepays all or any portion of the principal amount of this Note (whether such payment is required by the terms of this Note or is voluntary). Interest will be payable only in cash or cash equivalents. For clarity, regardless of when the principal amount is repaid, Maker shall pay a minimum amount of interest equal to a full year of accrued interest at the Interest Rate. Interest will be payable only in cash or cash equivalents. Notwithstanding the foregoing, no interest shall be payable to Holder if Holder elects to convert this Note pursuant to Section 4. Notwithstanding anything to the contrary:

3.       Maturity Date. Maker shall have the right to prepay this Note in full at any time prior to the Maturity Date hereof without the imposition of any prepayment fee or penalty by providing advance written notice of such intent to prepay at least 20 days in advance of the date of such prepayment. Prior to the date of such prepayment, Holder may convert this Note pursuant to Section 4. If Maker prepays this Note (including any accrued interest) in full, the “Maturity Date” will be the date of such prepayment; otherwise, the “Maturity Date” will be the first to occur of (a) such time as Holder demands payment in full, which demand may only be made during the Conversion Period or (b) the one-year anniversary of the date hereof. Unless converted by Holder pursuant to the terms of Section 4, the principal amount of this Note, together with interest thereon for the full one year (notwithstanding that this Note may have been outstanding for less than one year), shall be due and payable in full on the Maturity Date.

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(a)     For clarity, if the SPAC Transaction is consummated, then at any time during the Conversion Period, the Holder shall have the option to either (i) demand repayment of the entire principal amount of this Note, plus a full year of accrued interest (notwithstanding that this Note may have been outstanding for less than one year) or (ii) elect to convert the Note under Section 4(a) below.

(b)     Notwithstanding anything to the contrary herein, if the SPAC Transaction is not consummated on or prior to October 11, 2019 (the “First Bridge Due Date”) (and the Maturity Date has not otherwise occurred), then, as of the First Bridge Due Date (unless this Note is prepaid in full on such date), a full year of accrued interest (notwithstanding that this Note may have been outstanding for less than one year) will be added to the principal amount of this Note and thereafter the Default Interest Rate shall apply (beginning on the day following the First Bridge Due Date) until the Note is repaid in full.

4.       Conversion.

(a)     Conversion Option. Holder shall have an option, during the period commencing on as of the effective time of the SPAC Transaction and ending on the three month anniversary of such effective time (the “Conversion Period”), to convert or exchange (as the case may be), all, but not less than all, the remaining unpaid principal amount of this Note (but not any accrued interest), into a number of common shares of Black Ridge (“Black Ridge Common Stock”) equal to (i) the principal amount of this Note, divided by (ii) $8.50 (the “Conversion Price”). The Conversion Price is initially equal to the price at which the shares of Ourgame and/or its affiliates (the “Ourgame Shares”) will be converted into Black Ridge Common Stock under the terms of the Merger Agreement upon the closing of the SPAC Transaction.  However, if the Ourgame Shares are converted into Black Ridge Common Stock at a different price, then the Conversion Price hereunder shall be automatically adjusted to be equal to such different price at which the Ourgame Shares are actually converted.

(b)     The parties shall cooperate in good faith to effect the conversion rights set forth in Section 4(a) (which may require alternative structures), and shall execute any documents reasonably requested to effect the conversion rights in a manner that minimizes any taxes payable by Holder in connection with such conversion rights while maintaining the economic rights in connection with such conversion rights.

(c)     Conversion Procedure. To convert this Note into Black Ridge Common Stock pursuant to Section 4(a), Holder shall surrender this Note (or an affidavit of lost instrument pursuant to Section 10 below) to Maker accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”). The Conversion Notice shall state the Black Ridge Common Stock into which the Note shall be converted, and the name or names (with address(es)) in which the certificate or certificates of the Black Ridge Common Stock shall be issued, if Black Ridge Common Stock is to be certificated. As soon as practicable after the receipt of such Conversion Notice and the surrender of this Note, Maker shall (1) issue and deliver to the Holder one or more certificates for the Black Ridge Common Stock, if the Black Ridge Common Stock is certificated, and (2) provide for any fractional shares as provided in Section 4(d). Such conversion shall be deemed to have been effected on the date a properly completed Conversion Notice is submitted to Maker, as applicable (the “Conversion Date”). Upon the Conversion Date, the Holder’s rights under this Note shall cease, and the person or persons in whose name or names the Black Ridge Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of Black Ridge Common Stock. The Maker shall provide written notices to Holder upon (i) any amendment of the Merger Agreement, (ii) the date that is at least thirty (30) days in advance of the anticipated consummation of the SPAC Transaction and (iii) the date that is at least five (5) days in advance of the anticipated consummation of the SPAC Transaction.

(d)     Fractional Shares. No fractional shares of Black Ridge Common Stock shall be issuable upon conversion of this Note, but a payment in cash or cash equivalents will be made in respect of any fraction of a share of Black Ridge Common Stock that would otherwise be issuable upon the conversion of this Note, payable at the same time any interest is paid to Holder as set forth in Section 2 hereof.

(e)     Additional Agreements. Holder acknowledges and agrees that all Black Ridge Common Stock issued to Holder will be subject to restrictions on transfer for a one-year period after the closing of the SPAC Transaction, pursuant to the terms set forth in the form of Lock-up Agreement attached to the Merger Agreement (the “Lock-up Agreement”). Holder hereby acknowledges that Holder is bound by the terms of the Lock-up Agreement, and agrees to execute the Lock-up Agreement upon request of Borrower or Black Ridge. In addition, Holder shall become party to the Registration Rights Agreement (as defined in Section 6.16 of the Merger Agreement), pursuant to which, under certain circumstances, the Black Ridge Common Stock issued to Holder will be registered for resale.

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5.       Security Interests. The obligations of the Maker set forth in this Note are secured by that certain Security Agreement, dated as of the date hereof, among Maker, Holder and the other parties named therein (the “Security Agreement”), and that certain Share Pledge Agreement, dated as of the date hereof, among Maker, Holder and the other parties named therein (the “Pledge Agreement”).

(f)      Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                   any failure by Maker to make any payment of principal or interest due under this Note within five (5) business days after the date on which Maker shall have been provided with notice of such payment failure;

(ii)                 any breach by Maker of any covenant, agreement, representation or warranty contained in this Note, the Note Purchase Agreement, the Security Agreement or the Pledge Agreement that is not cured within 30 days after the date on which Maker shall have been provided with notice of such breach;

(iii)                any failure of Maker or any of its affiliates at any time to perform any of the warranties, covenants or provisions contained or referred to in this Note, the Note Purchase Agreement, the Security Agreement, the Pledge Agreement (a “Cross Default”), provided, however, to the extent such Cross Default is capable of being cured, such Cross Default is not cured within 30 days after written notice of such Cross Default is delivered to Maker by Holder. Notwithstanding anything to the contrary contained herein, the remedy upon an uncured Cross Default shall be as set forth in Section 5(b) hereof.

(iv)               any commencement by Maker, Ourgame International Holdings Limited, AEM, or any direct or indirect subsidiary of any of the foregoing whose assets or shares are pledged as collateral under the Security Agreement or Share Pledge Agreement (each of the foregoing, a “Covered Entity”) of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to a Covered Entity; or any commencement against a Covered Entity of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the adjudication of a Covered Entity as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian or the like for a Covered Entity or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or any general assignment by a Covered Entity for the benefit of its creditors; or any failure to pay or statement in writing by a Covered Entity indicating an inability to pay a Covered Entity’s debts generally as they become due (any of the foregoing, a “Bankruptcy”).

(v)                 any “Event of Default” as defined in the Prior Notes or other First Bridge Documents (as such terms are defined in the Note Purchase Agreement), including, without limitation, failure of Maker to pay all obligations outstanding under the Prior Notes on October 11, 2019.

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(g)                 If any Event of Default occurs, the full principal amount of this Note, together with interest thereon (which shall be for at least one full year notwithstanding that this Note may have been outstanding for less than one year), shall become immediately due and payable upon written notice of such election by Holder. For so long as such Event of Default is continuing, the interest will accrue at the Default Interest Rate on the combined amount of the outstanding principal plus accrued interest as of the date of such Event of Default. Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Holder agrees and acknowledges that upon the occurrence of an Event of Default, it must first use reasonable efforts to exercise all available self-help remedies available under the California UCC against the collateral described in the Security Agreement (and, for clarity, in no event shall the Holder be required to engage in or defend any litigation proceeding in so doing) before exercising its rights and remedies pursuant to the Security Agreement and the Pledge Agreement. Upon the occurrence of an Event of Default, the Maker shall cause the Company and all of the Subsidiaries (as such terms are defined in the Pledge Agreement) to operate their businesses in the ordinary course of business and to manage, protect, preserve and continue the operation of their businesses.

6.       No Waiver of Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right; and no waiver on the part of Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

7.       Debt Covenant; Subordination. Maker agrees that from the date hereof until all obligations of Maker under the Note Purchase Agreement, all Notes, the Security Agreement and the Share Pledge Agreement have been satisfied in full, Maker shall not incur any additional indebtedness, other than trade credit incurred from vendors in the ordinary course of business in accordance with past practices. Any and all existing obligations or indebtedness of Maker to any of its equity holders, officers, directors and other affiliates and any and all obligations of any direct or indirect subsidiary of Maker to Maker or any such subsidiary hereby are, and shall remain, subordinated in all respects to the obligations of Maker to the Holders under the Notes, the Note Purchase Agreement, Security Agreement and Pledge Agreement.

8.       Equal Dignity. All payments of principal and interest hereunder and distribution of any amounts collected under the Security Agreement and/or Pledge Agreement, as well as the issuance of Black Ridge Common Stock as set forth in Section 4 (if applicable), shall be made at the same time to each eligible Holder (including the “Prior Investors” as defined in the Note Purchase Agreement) without preference on a pro rata basis based on the outstanding principal and interest owing on the Note issued to such Holders as of the date of such payment or issuance. Additionally, to the extent applicable, all rights of Holder under this Note, the Note Purchase Agreement, the Security Agreement and the Pledge Agreement with respect to any security or collateral shall be, except to the extent otherwise set forth in such documents, pari passu, without preference, with the holders of Notes issued in the Offering (as defined in the Note Purchase Agreement) and with the holders of the Prior Notes.

9.       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Maker under the Note Purchase Agreement, this Note, or any other loan document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Maker) requires the deduction or withholding of any Tax from any such payment by Maker, then Maker shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental body in accordance with applicable law, and the sum payable by Maker shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made. Maker shall indemnify Holder, within 10 days after demand therefor, for the full amount of any Taxes payable or paid by Holder or required to be withheld or deducted from a payment to Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Maker by Holder shall be conclusive absent manifest error. “Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, tribunal or arbitrator, in each case in any United States jurisdiction. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, excluding any such amounts imposed as a result of Holder being a resident of, or being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof).

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10.    Successors and Assigns. This Note shall be binding upon Maker and its permitted successors and shall inure to the benefit of Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note. Maker shall not transfer, assign or delegate its obligations hereunder without the prior written consent of Holder.

11.    Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require Holder to deliver to Maker an affidavit of lost instrument in respect thereof as a condition to the delivery of any such new promissory note.

12.    Costs and Expenses. Maker will pay upon demand all reasonable costs and expenses of Holder, including reasonable attorneys’ fees, incurred by Holder in enforcing its rights and remedies hereunder. If Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award). Any costs and expenses owed Holder under this section shall be added to the amount due under this Note, shall be receivable therewith and shall be secured by the lien of, and other security interests created by, this Note, the Note Purchase Agreement, the Security Agreement and the Pledge Agreement.

13.    Amendment and Waiver. This Note may be amended or modified, and any provision hereunder may be waived, only upon the prior written consent of the Maker and Holder. Any amendment that the Maker agrees to with any other holder of a note issued pursuant to the Note Purchase Agreement (collectively, the “Note Holders”) or any holder of Prior Notes must be presented and offered to each other Note Holder and Prior Note holders as soon as is practicable thereafter so that such other Note Holders may elect, in each such Note Holder’s sole discretion, to enter into the same amendment with the Maker.

14.    Governing Law; Dispute Resolution. This Note, together with the Note Purchase Agreement, Security Agreement, and Share Pledge Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. They supersede any prior agreement or understanding among them with respect to the subject matter thereof, and this Note may not be modified or amended in any manner other than as set forth herein. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts-of-law principles thereof. The venue for any action hereunder shall be in the State of California, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, Maker and Holder hereby submit to the process, jurisdiction and venue of any such courts. Maker and Holder each hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

15.    Maximum Interest. Notwithstanding anything to the contrary herein, the total liability for payments in the nature of interest hereunder shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the principal balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and the Maker.

Signature page follows.

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In Witness Whereof, the undersigned has signed this Note on behalf of the “Maker” and not as a surety or guarantor or in any other capacity.

Noble Link Global Limited

By:
Name:
Its:

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EXHIBIT A

NOBLE LINK GLOBAL LIMITED

SECURED CONVERTIBLE PROMISSORY NOTE

CONVERSION NOTICE

To Whom It May Concern:

Reference is made to that certain Secured Convertible Promissory Note dated ______________________________ (as amended or restated from time to time, and including any replacements thereof, the “Note”) issued by Noble Link Global Limited (the “Maker”) in favor of _____________________________ (including its assigns, “Holder”) in the original principal amount of $______________________. Capitalized terms used in this Notice shall have the respective meanings set forth in the Note.

Holder hereby exercises the option to convert the entire principal amount of the Note into the shares of common stock of Black Ridge as identified below (the “Conversion Shares”), in accordance with the terms of the Note, and directs that such Conversion Shares be issued in the name of, and if certificated, delivered, to Holder unless a different name has been indicated below. If this conversion involves fractional Conversion Shares, please issue the related check to the same person entitled to receive the Conversion Shares.

Dated:

Amount of Note to be converted:	$

Conversion Shares to be issued:

If Conversion Shares are to be issued to anyone other than Holder, please provide the Tax Identification Number of the transferee:

______________________________________

Signature of Holder

Name and address of transferee/Holder for future notices:

__________________________

__________________________

__________________________

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